Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2025 Results

Wakefield, MA—July 29, 2025—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the second quarter ended June 30, 2025.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“We remain focused on trying to improve leasing and occupancy across the portfolio.  Despite the modest amount of actual leasing during the first half of 2025, we continue to be encouraged by the current level of prospective leasing activity in our active pipeline.  Some of this prospective leasing activity includes larger potential space requirements than we have seen over the past several years.  We believe that current ‘back-to-office’ initiatives by employers have the potential to positively impact our leasing and occupancy efforts.  One recent example is Target Corporation.  Target Corporation, which is headquartered in Minneapolis, Minnesota, is reported to have recently notified employees in merchandising and sourcing that they will be expected to return to the office three days a week beginning on September 2, 2025.  Minneapolis is an important market for FSP and has struggled to see its daily foot traffic return to pre-pandemic levels.  Historically, Target Corporation and its associated providers of goods and services have had a significant impact on daily foot traffic and the commercial leasing market in Minneapolis.

We also continue to pursue select potential property dispositions when we believe that short to intermediate term valuation potential has been reached.  Assuming that demand, pricing and liquidity allow us to transact on any potential dispositions, we intend to use the net proceeds primarily for the continued repayment of debt.  As of June 30, 2025, our total indebtedness was approximately $249.8 million, equivalent to approximately $52 per square foot on our remaining approximately 4.8 million square foot property portfolio.”

Financial Highlights

●	GAAP net loss was $7.9 million and $29.3 million, or $0.08 and $0.28 per basic and diluted share for the three and six months ended June 30, 2025, respectively.
●	Funds From Operations (FFO) was $2.5 million and $5.2 million, or $0.02 and $0.05 per basic and diluted share, for the three and six months ended June 30, 2025, respectively.

Leasing Highlights

●	During the six months ended June 30, 2025, we leased approximately 187,000 square feet of space of which approximately 171,000 were from renewals and expansions of existing tenants.
●	Our directly-owned real estate portfolio of 14 properties, totaling approximately 4.8 million square feet, was approximately 69.1% leased as of June 30, 2025, compared to approximately 70.3% leased as of December 31, 2024. The decrease in the leased percentage is due to lease expirations during the six months ended June 30, 2025.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the six months ended June 30, 2025, was $31.89, or 4.2% higher than average rents in the respective properties for the year ended December 31, 2024. The average lease term on leases signed during the six months ended June 30, 2025, was 6.3 years compared to 6.3 years during the year ended December 31, 2024. Overall, the portfolio weighted average rent per occupied square foot was $30.98 as of June 30, 2025, compared to $31.77 as of December 31, 2024.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential.

Strategic Review

George J. Carter, Chairman and Chief Executive Officer, commented as follows with respect to the Company’s review of strategic alternatives:

“We continue to work with our financial advisor, BofA Securities, in connection with a review of strategic alternatives in order to explore ways to maximize shareholder value. As previously announced, this review includes a range of potential strategic alternatives, including a sale of the Company, a sale of assets, and refinancing of existing indebtedness, among others. No assurances can be given regarding the outcome or timetable for completion of the strategic review process. We do not intend to make any further public comment regarding the process until it has been completed.”

Dividends

●	On July 11, 2025, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended June 30, 2025, of $0.01 per share of common stock that will be paid on August 14, 2025, to stockholders of record on July 25, 2025.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements and on June 6, 2025, the property held by Monument Circle was sold.  Additional information about the consolidation of Monument Circle can be found in Note 1, “Organization, Properties, Basis of Presentation, Financial Instruments and Recent Accounting Standards”, Note 8, “Disposition of Properties and Assets Held for Sale” in the Notes to Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

Non-GAAP Financial Information

A reconciliation of Net loss to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2025 Net Income (Loss), FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income (Loss), FFO and property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of June 30, 2025.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP is focused on long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

No Quarterly Earnings Call

The Company will not be holding an earnings call this quarter.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our review of strategic alternatives, expectations for future potential leasing activity, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, impacts of changes in tariffs that the United States and other countries have announced or implemented, as well as any additional new tariffs, trade restrictions or export regulations that may be implemented or reversed in the future, inflation rates, interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in Part II Item 1A of our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, which may be further updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024

Revenue:
Rental	$26,715	$30,818	$53,822	$62,043
Other	—	12	—	12
Total revenue	26,715	30,830	53,822	62,055

Expenses:
Real estate operating expenses	10,701	11,027	20,796	22,046
Real estate taxes and insurance	4,191	5,727	9,560	11,663
Depreciation and amortization	10,626	11,482	21,450	23,107
General and administrative	3,281	3,635	6,765	7,794
Interest	6,339	7,082	12,030	13,928
Total expenses	35,138	38,953	70,601	78,538

Loss on extinguishment of debt	(3)	—	(5)	(137)
Gain (loss) on sale of properties and impairment of assets held for sale, net	384	(13,200)	(12,900)	(13,205)
Interest income	248	348	507	1,356
Loss before taxes	(7,794)	(20,975)	(29,177)	(28,469)
Tax expense	82	48	134	106
Net loss	$(7,876)	$(21,023)	$(29,311)	$(28,575)

Weighted average number of shares outstanding, basic and diluted	103,610	103,477	103,589	103,454

Loss per share, basic and diluted:
Net loss per share, basic and diluted	$(0.08)	$(0.20)	$(0.28)	$(0.28)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2025	2024
Assets:
Real estate assets:
Land	$98,883	$105,298
Buildings and improvements	1,085,048	1,096,265
Fixtures and equipment	11,399	11,053
	1,195,330	1,212,616
Less accumulated depreciation	391,918	377,708
Real estate assets, net	803,412	834,908
Acquired real estate leases, less accumulated amortization of $13,829 and $13,613, respectively	3,309	4,205
Cash, cash equivalents and restricted cash	30,518	42,683
Tenant rent receivables	1,568	1,283
Straight-line rent receivable	37,839	37,727
Prepaid expenses and other assets	3,583	3,114
Office computers and furniture, net of accumulated depreciation of $1,088 and $1,073, respectively	55	70
Deferred leasing commissions, net of accumulated amortization of $14,822 and $14,195, respectively	22,959	22,941
Total assets	$903,243	$946,931

Liabilities and Stockholders’ Equity:
Liabilities:
Term loans payable, less unamortized financing costs of $1,327 and $2,220, respectively	$125,124	$124,491
Series A & Series B Senior Notes, less unamortized financing costs of $711 and $1,191, respectively	122,656	122,430
Accounts payable and accrued expenses	22,010	34,067
Accrued compensation	1,911	3,097
Tenant security deposits	6,289	6,237
Lease liability	515	707
Acquired unfavorable real estate leases, less accumulated amortization of $52 and $89, respectively	38	45
Total liabilities	278,543	291,074

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,690,340 and 103,566,715 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,586	1,335,361
Accumulated distributions in excess of accumulated earnings	(710,896)	(679,514)
Total stockholders’ equity	624,700	655,857
Total liabilities and stockholders’ equity	$903,243	$946,931

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Six Months Ended
	June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(29,311)	$(28,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	22,818	24,604
Amortization of above and below market leases	—	(11)
Amortization of other comprehensive income into interest expense	—	(355)
Shares issued as compensation	225	270
Loss on extinguishment of debt	5	137
Loss on sale of properties and impairment of assets held for sale, net	12,900	13,205
Changes in operating assets and liabilities:
Tenant rent receivables	(285)	(158)
Straight-line rents	(4)	464
Lease acquisition costs	(115)	(292)
Prepaid expenses and other assets	(287)	(420)
Accounts payable and accrued expenses	(10,924)	(12,557)
Accrued compensation	(1,186)	(1,344)
Tenant security deposits	52	44
Payment of deferred leasing commissions	(2,247)	(2,748)
Net cash used for operating activities	(8,359)	(7,736)
Cash flows from investing activities:
Property improvements, fixtures and equipment	(7,320)	(13,247)
Proceeds received from sales of properties	6,099	34,326
Net cash provided by (used in) investing activities	(1,221)	21,079
Cash flows from financing activities:
Distributions to stockholders	(2,071)	(2,068)
Repayments of Bank note payable	—	(22,667)
Repayments of Term loans payable	(260)	(28,963)
Repayments of Series A&B Senior Notes	(254)	(50,370)
Deferred financing costs	—	(5,660)
Net cash used for financing activities	(2,585)	(109,728)
Net decrease in cash, cash equivalents and restricted cash	(12,165)	(96,385)
Cash, cash equivalents and restricted cash, beginning of year	42,683	127,880
Cash, cash equivalents and restricted cash, end of period	$30,518	$31,495

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2025	146,798	3.0%
2026	571,296	11.9%
2027	324,440	6.8%
2028	242,052	5.0%
2029	494,728	10.3%
Thereafter (2)	3,028,349	63.0%
	4,807,663	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,484,449 square feet of vacancies at our owned properties as of June 30, 2025.

(dollars & square feet in 000's)	As of June 30, 2025
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$434,808	54.2%	2,142	44.5%
Texas	7	256,939	31.9%	1,908	39.7%
Minnesota	3	111,665	13.9%	758	15.8%
Total	14	$803,412	100.0%	4,808	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

			For the Six
(in thousands)	For the Three Months Ended		Months Ended
	31-Mar-25	30-Jun-25	30-Jun-25
Tenant improvements	$2,374	$1,415	$3,789
Deferred leasing costs	545	1,702	2,247
Non-investment capex	1,258	750	2,008
	$4,177	$3,867	$8,044

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-24	30-Jun-24	30-Sep-24	31-Dec-24	31-Dec-24
Tenant improvements	$2,619	$2,558	$4,444	$4,173	$13,794
Deferred leasing costs	2,237	511	421	2,974	6,143
Non-investment capex	1,019	1,480	1,658	2,568	6,725
	$5,875	$4,549	$6,523	$9,715	$26,662

Square foot & leased percentages	June 30,	December 31,
	2025	2024
Owned Properties:
Number of properties	14	14
Square feet	4,807,663	4,806,253
Leased percentage	69.1%	70.3%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	—	1
Square feet	—	213,760
Leased percentage	—	4.1%

Total Owned and Consolidated Properties:
Number of properties	14	15
Square feet	4,807,663	5,020,013
Leased percentage	69.1%	67.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-25	Leased (2)	30-Jun-25	Leased (2)

1	PARK TEN	Houston, TX	157,609	83.5%	83.5%	94.0%	89.0%
2	PARK TEN PHASE II	Houston, TX	156,746	75.5%	75.5%	75.5%	75.5%
3	GREENWOOD PLAZA	Englewood, CO	196,236	65.0%	65.0%	65.0%	65.0%
4	ADDISON	Addison, TX	289,333	69.2%	69.2%	67.7%	68.2%
5	LIBERTY PLAZA	Addison, TX	217,841	78.4%	78.4%	68.9%	68.9%
6	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
7	121 SOUTH EIGHTH ST	Minneapolis, MN	297,744	78.5%	78.3%	78.5%	78.5%
8	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
9	LEGACY TENNYSON CTR	Plano, TX	209,562	51.0%	51.0%	60.9%	57.6%
10	WESTCHASE I & II	Houston, TX	629,025	65.1%	65.1%	65.1%	65.1%
11	1999 BROADWAY	Denver, CO	682,639	51.2%	50.3%	50.4%	50.1%
12	1001 17TH STREET	Denver, CO	650,607	75.4%	75.4%	75.1%	75.1%
13	PLAZA SEVEN	Minneapolis, MN	330,096	52.8%	52.8%	51.0%	52.2%
14	600 17TH STREET	Denver, CO	612,135	72.5%	73.6%	72.5%	72.5%
	OWNED PORTFOLIO		4,807,663	69.2%	69.2%	69.1%	68.9%

	MONUMENT CIRCLE (3)	Indianapolis, IN	—	4.1%	4.1%
	OWNED & CONSOLIDATED PORTFOLIO		4,807,663	66.4%	66.4%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Consolidated property as of January 1, 2023 that was previously a managed property, which was sold on June 6, 2025.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of June 30, 2025

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	5.2%
2	EOG Resources, Inc.	169,167	3.5%
3	US Government	168,573	3.5%
4	Kaiser Foundation Health Plan, Inc.	120,979	2.5%
5	Deluxe Corporation	98,922	2.1%
6	Ping Identity Corp.	89,856	1.9%
7	Olin Corporation	81,480	1.7%
8	Permian Resources Operating, LLC	67,856	1.4%
9	Hall and Evans LLC	65,878	1.4%
10	Cyxtera Management, Inc.	61,826	1.3%
11	Precision Drilling (US) Corporation	59,569	1.2%
12	PwC US Group	54,334	1.1%
13	Coresite, LLC	49,518	1.0%
14	Schwegman, Lundberg & Woessner, P.A.	46,269	1.0%
15	Ark-La-Tex Financial Services, LLC.	41,011	0.8%
16	Invenergy, LLC. (e)	35,088	0.7%
17	Chevron U.S.A., Inc.	35,088	0.7%
18	Moss, Luse & Womble, LLC	34,071	0.7%
19	QB Energy Operating, LLC.	34,063	0.7%
20	International Business Machines Corporation	31,564	0.7%
	Total	1,593,511	33.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net loss to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net loss to FFO and AFFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2025	2024	2025	2024

Net loss	$(7,876)	$(21,023)	$(29,311)	$(28,575)
(Gain) loss on sale of properties and impairment of asset held for sale, net	(384)	13,200	12,900	13,205
Depreciation & amortization	10,626	11,476	21,450	23,095
NAREIT FFO	2,366	3,653	5,039	7,725
Lease Acquisition costs	150	68	204	189
Funds From Operations (FFO)	$2,516	$3,721	$5,243	$7,914

Funds From Operations (FFO)	$2,516	$3,721	$5,243	$7,914
Loss on extinguishment of debt	3	—	5	137
Amortization of deferred financing costs	683	818	1,368	1,498
Shares issued as compensation	225	270	225	270
Straight-line rent	(74)	258	(4)	464
Tenant improvements	(1,415)	(2,558)	(3,789)	(5,177)
Leasing commissions	(1,702)	(511)	(2,247)	(2,748)
Non-investment capex	(750)	(1,480)	(2,008)	(2,499)
Adjusted Funds From Operations (AFFO)	$(514)	$518	$(1,207)	$(141)

Per Share Data
EPS	$(0.08)	$(0.20)	$(0.28)	$(0.28)
FFO	$0.02	$0.04	$0.05	$0.08
AFFO	$(0.00)	$0.01	$(0.01)	$(0.00)

Weighted average shares (basic and diluted)	103,610	103,477	103,589	103,454

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Jun-25	31-Mar-25	(Dec)	Change
Region
MidWest	758	1,758	1,356	402	29.6%
South	1,908	4,393	4,331	62	1.4%
West	2,142	5,516	5,849	(333)	(5.7)%
Property NOI* from Owned Properties	4,808	11,667	11,536	131	1.1%
Disposition and Acquisition Properties (a)	-	(108)	(193)	85	0.8%
NOI*	4,808	$11,559	$11,343	$216	1.9%

Sequential Same Store		$11,667	$11,536	$131	1.1%

Less Nonrecurring
Items in NOI* (b)		52	55	(3)	0.1%

Comparative
Sequential Same Store		$11,615	$11,481	$134	1.2%

Reconciliation to	Three Months Ended	Three Months Ended
Net loss	30-Jun-25	31-Mar-25
Net loss	$(7,876)	$(21,435)
Add (deduct):
Loss on extinguishment of debt	3	2
(Gain) loss on sale of properties and impairment of assets held for sale, net	(384)	13,284
Management fee income	(334)	(380)
Depreciation and amortization	10,626	10,824
Amortization of above/below market leases	—	—
General and administrative	3,281	3,484
Interest expense	6,339	5,691
Interest income	(248)	(259)
Non-property specific items, net	152	132

NOI*	$11,559	$11,343

(a)	We define Disposition and Acquisition Properties as properties that were sold acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.